AMENDMENT TO

AMENDED AND RESTATED

BY-LAWS OF

PATRIOT PREMIUM DIVIDEND FUND II

As Amended:	July 23, 2007 (Article VI, Section 6.3(a))

Moody’s Investors Service approves the change in calculation of “Moody’s Eligible Assets,” as defined in the Amended and Restated By-Laws of Patriot Premium Dividend Fund II (“Bylaws”), pursuant to the authorization granted in the Bylaws, as stated in Article VI - Terms of Preferred Stock,, Section 6.3. Such calculation shall be conducted as though Section 6.3 of the Bylaws were to read in its entirety as follows:

6.3	Eligible Asset Coverage and Dividend Coverage.
(a)	“Moody’s Eligible Assets” means:
(i)	cash (including, for this purpose, receivables for securities sold and dividends receivable on Moody’s Eligible Assets);

(ii)    Short-Term Money Market Instruments (provided, however, that for purposes of this definition, such instruments need not meet any otherwise applicable Standard & Poor’s rating criteria);

(iii) commercial paper that is not included as a Short-Term Money Market Instrument having on the date of purchase or other acquisition a rating from Moody’s of “P-1” and issued or irrevocably and fully guaranteed by an obligor having at the time long-term unsecured debt obligations with a rating from Moody’s of at least “Baa”;

(iv)	preferred stocks, subject to the ratings and issuer limitations as follows:

Ratings(1)	Maximum Single Issuer(2)(3)	Maximum Single Industry(3)(4)	Minimum Issue Size ($ in million)(5)
Aaa	100%	100%	$100

BOS-1135340 v5

Aa	20	60	100
A	10	40	100
Baa	6	20	100
Ba	4	12	50(6)
B1-B2	3	8	50(6)
B3 or below	2	5	50(6)

(1) Refers to the preferred stock and senior debt rating of the portfolio holding.

(2) Companies subject to common ownership of 25% or more are considered as one issuer.

(3) Percentages represent a portion of the aggregate Market Value of corporate debt securities.

(4) Industries are determined according to Moody's Industry Classifications, as defined herein.

(5) Except for preferred stock, which has a minimum issue size of $40 million.

(6) Portfolio holdings from issues ranging from $50 million ($40 million for preferred stocks) to $100 million are limited to 20% of the Fund's total assets or unless otherwise approved by Moody’s.

Unless conclusions regarding liquidity risk as well as estimates of both the probability and severity of default for the Fund's assets can be derived from other sources, securities rated below B by Moody's and unrated securities, which are securities rated by neither Moody's, S&P nor Fitch, are limited to 10% of Moody's Eligible Assets. If a corporate, municipal or other debt security is unrated by Moody's, S&P or Fitch, the Fund will use the percentage set forth under "Below B and Unrated" in this table. Ratings assigned by S&P or Fitch are generally accepted by Moody's at face value. However, adjustments to face value may be made to particular categories of credits for which the S&P and/or Fitch rating does not seem to approximate a Moody's rating equivalent. Split-rated securities assigned by S&P and Fitch Ratings (i.e., these Rating Agencies assign different rating categories to the security) will be accepted at the lower of the two ratings; and

(B) utility preferred stocks, subject to the ratings and issuer limitations as follows:

Industry Category	Maximum Single Issuer (%)(1)	Maximum Single Industry(%)(1)	Maximum Single State (%)(1)
Utility ...............	4	50	7(2)
Industrial ..........	4	45	7
Financial............	5	40	6
Other ................	6	20	N/A

(1) Percentages represent both a portion of the aggregate market value and the number of outstanding shares of the common stock portfolio.

(2) Utility companies operating in more than one state should be diversified according to the state of incorporation.

(v)      common stocks: (A) which are issued by issuers whose senior debt securities are rated at least “Baa” by Moody’s (or, in the event an issuer’s senior debt securities are not rated by Moody’s, which are issued by an issuer whose senior debt securities are rated at least “BBB” by Standard & Poor’s and which for this purpose have been assigned a Moody’s equivalent rating of at least “Baa”); (B) which are traded on the New York Stock Exchange or the American Stock Exchange; (C) which in the case of common stocks other than utility common stocks have a market capitalization greater than $500 million; (D) which in the case of utility common stocks are currently paying cash dividends or, in the case of other common stocks, are currently paying cash dividends and have paid consistent cash dividends during the preceding three-year period, and in the case of common stocks other than utility common stocks; and (E) which pay dividends in U.S. dollars; provided, that (1) the aggregate Market Value of the Trust’s holdings of the common stock of any eligible issuer shall be subject to the industry, issuer and state requirements, as follows:

Industry Category	Maximum Single Issuer (%)(1)	Maximum Single Industry(%)(1)	Maximum Single State (%)(1)
Utility ...............	4	50	7(2)
Industrial ..........	4	45	7
Financial............	5	40	6
Other ................	6	20	N/A

(1) Percentages represent both a portion of the aggregate market value and the number of outstanding shares of the common stock portfolio.

(2) Utility companies operating in more than one state should be diversified according to the state of incorporation.

and (2) the number’ of shares of common stock of any eligible issuer held by the Trust shall not exceed the average weekly trading volume of such common stock during the preceding month;

(vi)

Defensive Securities (U.S. government securities which are direct obligations of, or obligations the full and timely payment of the principal and interest of which is fully guaranteed by, the full faith and credit of the United States of America); and

(vii)	bonds (A) with respect to corporate bonds and (B) utility bonds, subject to the ratings and issuer limitations as follows:

Ratings(1)	Maximum Single Issuer(2)(3)	Maximum Single Industry(3)(4)	Minimum Issue Size ($ in million)(5)
Aaa	100%	100%	$100
Aa	20	60	100
A	10	40	100
Baa	6	20	100
Ba	4	12	50(6)
B1-B2	3	8	50(6)
B3 or below	2	5	50(6)

(1) Refers to the preferred stock and senior debt rating of the portfolio holding.

(2) Companies subject to common ownership of 25% or more are considered as one issuer.

(3) Percentages represent a portion of the aggregate Market Value of corporate debt securities.

(4) Industries are determined according to Moody's Industry Classifications, as defined herein.

(5) Except for preferred stock, which has a minimum issue size of $40 million.

(6) Portfolio holdings from issues ranging from $50 million ($40 million for preferred stocks) to $100 million are limited to 20% of the Fund's total assets or unless otherwise approved by Moody’s.

Unless conclusions regarding liquidity risk as well as estimates of both the probability and severity of default for the Fund's assets can be derived from other sources, securities rated below B by Moody's and unrated securities, which are securities rated by neither Moody's, S&P nor Fitch, are limited to 10% of Moody's Eligible Assets. If a corporate, municipal or other debt security is unrated by Moody's, S&P or Fitch, the Fund will use the percentage set forth under "Below B and Unrated" in this table. Ratings assigned by S&P or Fitch are generally accepted by Moody's at face value. However, adjustments to face value may be made to particular categories of credits for which the S&P and/or Fitch rating does not seem to approximate a Moody's rating equivalent. Split-rated securities assigned by S&P and Fitch Ratings (i.e., these Rating Agencies assign different rating categories to the security) will be accepted at the lower of the two ratings.

By resolution of the Board of Trustees and without amending the By-Laws of the Trust or otherwise submitting such resolution for shareholder approval, other assets (including investments which either do not meet the criteria set forth in clauses (i) through (vii) above or meet such criteria but are excluded from the Moody’s Eligible Assets by the foregoing provisos) may be included in the Moody’s Eligible Assets if Moody’s has advised the Trust in writing that the inclusion of such assets in the Moody’s Eligible Assets would not adversely affect its then-current rating of the shares of the AMPS, provided that the Trust shall cause to be made available a written statement setting forth the Moody’s Eligible Assets, as changed and/or supplemented, for inspection by the Holders at the principal executive office of the Trust.